   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2000
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                SEQUENOM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            8731                          77-0365889
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                                ---------------
                          11555 SORRENTO VALLEY ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                (858) 350-0345
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               DR. HUBERT KOSTER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                SEQUENOM, INC.
                          11555 SORRENTO VALLEY ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                (858) 350-0345
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  Copies to:

             FAYE H. RUSSELL, ESQ.                           ALAN F. DENENBERG, ESQ.
            THOMAS E. HORNISH, ESQ.                            SHEARMAN & STERLING
             ROBERT H. CUTLER, ESQ.                       1550 EL CAMINO REAL, SUITE 100
        BROBECK, PHLEGER & HARRISON LLP                    MENLO PARK, CALIFORNIA 94025
        550 WEST "C" STREET, SUITE 1200                           (650) 330-2200
          SAN DIEGO, CALIFORNIA 92101
                 (619) 234-1966

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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-91665

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                            PROPOSED        PROPOSED
                                           AMOUNT           MAXIMUM          MAXIMUM        AMOUNT OF
       TITLE OF EACH CLASS OF               TO BE        OFFERING PRICE     AGGREGATE      REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED (1)(2)   PER UNIT(3)   OFFERING PRICE(3)     FEE(4)
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
Common Stock, $0.001 par value......   287,500 shares        $26.00        $7,475,000         $1,974
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
(1) Includes 37,500 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Does not include 5,817,826 shares of Common Stock previously registered for which the registration fee has been previously paid.
(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.
(4) Calculated pursuant to Rule 457(a).


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

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement filed under the Securities Act of 1933, as amended, by Sequenom, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-91665) filed on November 24, 1999, as subsequently amended, which was declared effective on January 28, 2000 (the "Prior Registration Statement"). The Company is filing this Registration Statement for the sole purpose of increasing the number of Common Stock offered in the Prior Registration Statement by 250,000 shares (all of which shares will be offered by the Company in the initial public offering), the number of additional shares the underwriters have an option to purchase by 37,500 shares and increasing the aggregate initial public offering price set forth in such Prior Registration Statement by $7,475,000.

                                 CERTIFICATION

  The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,974 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on February 1, 2000); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on February 1, 2000.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 1st day of February 2000.

                                          SEQUENOM, INC.

                                                 /s/ Stephen Zaniboni
                                          By: _________________________________
                                             Name: Stephen Zaniboni
                                             Title: Senior Vice President and
                                                 Chief Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2000.

              SIGNATURE                    TITLE                             DATE
              ---------                    -----                             ----

        */s/ Hubert Koster            President and Chief           February 1, 2000
 ____________________________________  Executive Officer
            Hubert Koster              (principal executive
                                       officer) and Director

       /s/ Stephen Zaniboni           Senior Vice President and     February 1, 2000
 ____________________________________  Chief Financial Officer
           Stephen Zaniboni            (principal financial and
                                       accounting officer)

      */s/ Helmut Schuhsler           Director                      February 1, 2000
 ____________________________________
           Helmut Schuhsler

     */s/ Ernst-Gunter Afting         Director                      February 1, 2000
 ____________________________________
         Ernst-Gunter Afting

         */s/ John Lucas              Director                      February 1, 2000
 ____________________________________
              John Lucas

        */s/ Peter Reinisch           Director                      February 1, 2000
 ____________________________________
            Peter Reinisch

 *By   /s/ Stephen Zaniboni
 ____________________________________
           Stephen Zaniboni
           Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
   NO.   DESCRIPTION
 ------- ----------------------------------------------------------------------
   5.1   Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common
         Stock being registered.

  23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).

  23.2   Consent of Ernst & Young LLP, Independent Auditors..

  24.1+  Power of Attorney.

--------
+ Incorporated by reference to page II-8 and Exhibit 24.1 of the Company's Registration Statement on Form S-1 (No. 333-91665) filed on November 24, 1999, as subsequently amended.